Exhibit 10.40

Hunan Xixingtianxia Technology Co., Ltd.

Investment Agreement

The Investment Agreement of Hunan Xixingtianxia Technology Co., Ltd. (hereinafter referred to as “the Agreement”) is made and entered into by and among the Parties below in [Chengdu] on [September 11, 2020]:

Party A: Sichuan Senmiao Zecheng Business Consulting Co., Ltd. (hereinafter referred to as “the Investor”)

Unified social credit code: 91510100MA6DF5NL3B

Legal representative: Hu Xiang

Address: No. 1602, 16/F, Building 1, No. 1098 Middle Section of Jiannan Avenue, High-tech Zone, Chengdu, China (Sichuan) Pilot Free Trade Zone

Mobile: 13541066721

Party B: Hunan Xixingtianxia Technology Co., Ltd. (hereinafter referred to as “the Target Company”)

Unified social credit code: 91430100MA4QEPGP9T

Legal representative: Liang Huang

Address: No. 723, Building 3A, Jinke Times Center, No. 1 Xiangyang Road, Changsha Economic & Technological Development Zone

Mobile: 18711104823

Party C: Li Xiaoli

ID Card No.: 431081198208131102

Residential address: Room 1302, Building 10, Zanglong Phase II, No. 188 Hongshan Road, Kaifu District, Changsha

Mobile: 13874990299

Party D: Liu Xiaohong

ID Card No.: 510182198212270034

Residential address: No. 23 Taikang Road, Pengzhou County-level City, Chengdu, Sichuan Province

Mobile: 18081047178

(Party C and Party D are collectively referred to as the “Original Shareholders”)

Whereas:

1.

The Target Company is a limited liability company legally incorporated and validly existing in accordance with the laws of the People’s Republic of China, with a subscribed registered capital of RMB2 million and a paid-in registered capital of RMB1.2 million.

2.	Party C and Party D are the Original Shareholders of the Target Company (hereinafter collectively referred to as the “Original Shareholders”) and hold 100% equity of the Target Company. The actual controllers are Party C and Party D.
3.	The Investor intends to make an investment in the Target Company (the “Investment”), after which the Investor will hold [51] percent of the equity and the interests of the Target Company. In accordance with the Contract Law of the People’s Republic of China, the Company Law of the People’s Republic of China and other relevant laws and regulations, the Parties hereby make and enter into the following agreement with respect to the capital increase through friendly consultation for mutual compliance.

Article 1 Definitions and Interpretation

1.1	Except as otherwise specified in the terms hereof or in the context, the following terms and expressions shall have the meanings given thereto below:

Investor	shall refer to Sichuan Senmiao Zecheng Business Consulting Co., Ltd.
Target Company	shall refer to Hunan Xixingtianxia Technology Co., Ltd.
Principal Business	shall refer to the taxi booking operation services; on-line taxi booking services, etc. in which the Target Company is engaged at the time when the acquisition occurred.

Affiliates

as regarding an entity or a legal person, shall refer to any entity or legal person which directly or indirectly controls, or is controlled by, or under common control with other entity or legal person. The term "control" herein shall mean the power to direct or influence, directly or indirectly, the management and decision-making of an entity or legal person or its direction of management and decision-making, whether through voting rights, ownership of securities, agreements or other means.

China

shall refer to the People’s Republic of China. For the purpose of the Agreement, it does not include the Hong Kong Special Administrative Region, the Macao Special Administrative Region or the Taiwan Region.

Confidential Information

including the following information, whether recorded in tangible medium or orally, which is not publicly available: (i) relevant management, financial, operational and customer information of the other Party known to the Parties since the negotiations in respect of the transaction under the Agreement commenced; (ii) negotiations made by and among the Parties in respect of the transaction under the Agreement and the drafting of documents thereof; (iii) the content of documents signed by the Parties and the performance of such documents, including resolution of dispute therefrom (if any); (iv) organizational, managerial, financial, business and customer information of the Target Company; (v) information that a Party expressly declared in writing as confidential; and (vi) other information which shall be deemed as confidential under the Chinese laws or as unanimously expressed in writing by the Parties.

Force majeure

shall refer to objective situations that are unforeseeable, unavoidable and insurmountable by the Parties. Such events shall include, but are not limited to, modification of legislation, adjustments of Chinese government policies, wars, riots, insurrections, military or civilian riots, commotions, rebellions, riots, blockades, embargoes, strikes, lockouts, epidemics, fires, floods, earthquakes, abnormal suspension of trading on stock exchanges, etc.

Chinese laws

refer to the laws, administrative regulations, judicial interpretations, local regulations, local rules, departmental rules and normative documents in force in China, as well as the amendments and supplements to such laws and regulations from time to time.

Working day	shall refer to any day that is a legal workday in China.
1.2	Interpretation

All clauses and headings in the Agreement are for convenience and review purposes only and shall not affect the meaning or interpretation of the Agreement. Words importing the singular shall include the plural as applicable, and vice versa. The entities in the Agreement shall include both corporations and non-corporate organizations and vice versa.

Article 2 Representations and Undertakings of the Parties

2.1	Representations and Undertakings of the Parties

2.1.1	The Parties hereto represent and undertake as follows:

(1)	The Parties shall have capacity for the civil rights and civil conduct to sign and perform the Agreement and any other documents hereof, and obtained all the authorizations required therefor.

(2)	The Parties are enterprise legal persons legally established and validly existing under the Chinese laws, which are capable of bearing legal responsibilities independently, and not subject to any early termination, dissolution or bankruptcy in accordance with the laws, regulations or their Articles of Association.

(3)	The execution and performance of the Agreement by and among the Parties will not violate or be inconsistent with their constitutions, internal regulations, contracts with any third party, Chinese laws, approvals/authorizations/consents/permits by relevant Chinese authorities, judgments/adjudications/orders of Chinese courts.

(4)	Neither Parties have any pending or potential litigation, arbitration and administrative penalty cases to which it is a party or which will or may materially bind or affect any of its assets.

(5)	The Parties shall comply with all laws and regulations with jurisdiction rights over its business, finances, operations or properties.

(6)	The representatives of the Parties signing the Agreement, as evidenced by valid power of attorney or valid legal representative certificate, shall have been granted with the full power to execute the Agreement and other project documents to which it is a party on its behalf.

(7)	The asset, business, financial and other necessary operating information provided by the Parties shall be true, accurate and complete.

2.1.2	In particular, the Original Shareholders and the Target Company undertake as follows:

(1)	All information disclosed to the Investor shall be true, accurate, complete and free from concealment, false, misleading statement and material omission, and true and valid documents (including but not limited to rights certificates, licenses, relevant certificates, financial statements, etc.) shall be provided as required by the Investor. All tax and legal risks that have occurred or any potential tax and legal risks which have not yet occurred before the signing date of the Agreement shall be borne by the Original Shareholders and shall have nothing to do with the Investor.

(2)	Except as already disclosed when signing the Agreement and except with the written approval of the Investor, the Target Company and the affiliates of the Original Shareholders shall not directly or indirectly engage in any business which competes or has any transaction connected with the Target Company. Otherwise, it shall constitute a material breach under the Agreement, and the Original Shareholders shall be liable to indemnify the Investor for such liability.

(3)	The Target Company has obtained the necessary licenses, qualifications and necessary permits to conduct its business in accordance with laws, particularly the On-line Service Capability Certification for On-line Taxi Services (Nationwide) and the Business Permit for On-line Booking Taxi. Its business has always been conducted and will continue to be conducted in accordance with its constitutions and all applicable laws. In the case that the Target Company is punished or ordered to suspend its relevant business by administrative or judicial authorities for lack of necessary permits or licenses required for its business operation, it shall constitute a material breach under the Agreement, and the Original Shareholders shall be liable to indemnify the Investor for such liability.

(4)	The Target Company shall pay taxes in accordance with laws and has started to pay Social Security Fund and Housing Provident Fund for all employees. If the Target Company is required to pay back taxes or Social Security Fund or Housing Provident Fund, the Original Shareholders shall be liable to Indemnify the Investor for such liability.

(5)	As of the signing date of the Agreement, the other parties shall guarantee to the Investor that no deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement plan or other employee compensation or incentive agreement or arrangement has been signed by employee of the Target Company other than those have been disclosed to the Investor. Otherwise, it shall constitute a material breach under the Agreement, and the Original Shareholders shall be liable to indemnify the Investor for such liability.

(6)	As of the signing date of the Agreement, the Target Company shall warrant that it and its holding subsidiaries (if any) are subject to no loan guarantees, material litigation, arbitration and administrative penalties, or any circumstances that may cause bankruptcy, dissolution or cancellation. Otherwise, it shall constitute a material breach under the Agreement, and the Original Shareholders shall be liable to indemnify the Investor for such liability.

2.1.3	Representations and Undertakings of the Investor

The Investor shall undertake that the investment funds paid by it under the Agreement are of lawful origin, and there is no possibility that it may be confiscated by governmental authorities or claimed by any third party.

2.2	Restatement

The Parties hereby restate that every and all statements made pursuant to Article 2.1 hereof is true and correct in all respects as of the execution and commencement date of the Agreement, as well as business registration date for transferring the equity interests under the Agreement.

2.3	The Original Shareholders shall undertake to the Investor that, from the signing date of the Agreement, it shall ensure that the Target Company will not conduct any of the following acts without prior written consent of the Investor, otherwise the Original Shareholders shall be liable to indemnify the Investor for such liability:

(1)	Dispose of or allow the Target Company to dispose of any of its existing property or documents in any manner;
(2)	Renegotiate the Investment under the Agreement with any other third party;
(3)	Allow the Target Company to prepay the debts of any creditor with any existing property, or to provide any form of security for the debts of any other third party;
(4)	Acquire or dispose of or agree to acquire or dispose of any income, assets, business or create any encumbrance of rights over such income, assets and business, or assume or incur or agree to assume or incur any debt, obligation or expense (whether actual or contingent);
(5)	Pass any resolution of general meeting, other than the resolution passed for the purpose of and in accordance with the provisions of the Agreement.
(6)	Modify or agree to terminate any material contract (the term "material contract" herein shall refer to a contract that will or may have material effect on the Company’s assets, normal production and operations and valid existence).
(7)	Enter into any long-term, onerous, unusual or material agreement, arrangement or obligation.
(8)	Pay or agree to pay any aggregate amount of capital expenditure, or make or agree to make any commitment involving capital expenditure over RMB1,000,000;
(9)	Modify or agree to modify the terms of its borrowings or the terms of liability in the nature of borrowings, or borrow, incur or agree to borrow, incur liability in the nature of borrowings;
(10)	Release, discharge or consolidate any liability or claim;
(11)	Grant, modify, and agree to terminate any Intellectual Property Rights or allow any Intellectual Property Rights to lapse or enter into any agreement with respect to the foregoing rights;
(12)	Loss any business license necessary for the operation of the Company;
(13)	Change the business scope or engage in other businesses beyond the business scope as stated in the Business License of the Company;
(14)	Make significant changes to organization and senior management personal, including but not limited to salary adjustment for senior management, personnel change, etc;
(15)	Any other act that would prejudice the legal rights and interests of the Investor upon its investing in the Target Company under the Agreement.

Article 3 Investment

3.1

The Investor under the Agreement shall invest in the Target Company with a total amount of RMB3.16 million, which shall be invested in the Company in the form of capital increase. Upon the Investment, the Investor shall hold [51%] percent of shares of the Target Company.

3.2

The Investor shall increase the capital of the Target Company with cash in RMB, of which RMB[2.08] million will be credited to the paid-up registered capital and the remaining RMB[1.08] million will be used as the capital reserve of the Target Company.

3.3	Upon completion of the Investment, the equity structure of the Target Company shall be as follows:

Shareholder Name	Subscribed Capital Contribution (RMB10,000)	Paid-in Capital Contribution (RMB10,000)	Method of Capital Contribution	Equity Ratio
Sichuan Senmiao Zecheng Business Consulting Co., Ltd.	[208]	[208]	In Currency	[51%]
Li Xiaoli	[130]	[78]	In Currency	[31.85%]
Liu Xiaohong	[70]	[42]	In Currency	[17.15%]
Total	408	328	In Currency	100%

3.4	The Investor shall contribute RMB500,000 to the Target Company upon signing of the Agreement by the Parties; the remaining capital contribution shall be paid by the Investor to the Target Company in one lump sum within ten working days after the completion of the business registration change regarding the aforesaid capital increase and the Investor being recorded as a shareholder of the Target Company, so as to complete its capital contribution obligations to the Target Company.

3.5	The Investor shall conduct the settlement and business registration change for capital increase after all prerequisites as agreed in Article 4 under the Agreement have been fulfilled.

3.6	In respect of the aforesaid capital increase, the Original Shareholders may enter into a separate capital increase agreement (subject to the actual name of such agreement) with the Investor for the purpose of obtaining governmental approval and registration and subject to the terms and conditions under the Agreement.

3.7	The Parties acknowledge that depending on business needs of the Target Company, the shareholders of the Target Company shall, upon the request of the Investor, enter into a series of relevant agreements regarding changing the investment form of the Investor in the Target Company into agreement-controlled model.

3.8	The Parties acknowledge that in case of any change in the final investment amount of Party A, the Parties shall enter into a separate supplemental agreement to the Agreement, however, Party A shall still hold 51% of the equity interests of the Target Company and the supplemental agreement shall have the same legal effect as the Agreement.

Article 4 Prerequisites

4.1	The Parties agree that the settlement shall subject to the following prerequisites being fulfilled or waived by the Investor:

(1)	Cooperating with the Investor in completing all due diligence (including but not limited to commercial, legal and financial due diligence) on the Target Company in a comprehensive manner and with the findings meeting the requirements of the Investor;

(2)	The Investor has obtained internal approval;

(3)	The Target Company has achieved approval from the Shareholders’ Meeting, the Investment has passed by the necessary Shareholders’ Meeting resolutions and all shareholders have declared to waive the Pre-emption rights;

(4)	Senior management of the Target Company have entered into employment agreements, non-competition agreements, confidentiality agreements, etc., with the content and form satisfactory to the Investor;

(5)	Executive directors nominated by the Investor in accordance with the Company Law and the Articles of Association have taken position in the Target Company;

(6)	All shareholders of the Target Company have signed a capital increase agreement, Articles of Association and other necessary legal documents in relation to the Investment.

Article 5 Corporate Governance

5.1	It is agreed by the Parties that a shareholder of the Target Company shall exercise his or her voting right in the shareholders’ meeting in accordance with his or her proportion of capital contribution.

5.2	It is agreed by the Parties that the Target Company shall distribute profits to shareholders in accordance with their proportion of capital contribution.

5.3	It is agreed by the Parties that the shareholders shall have the priority to subscribe for increased registered capital of the Target Company in proportion to the capital contribution when the Company increases its registered capital.

5.4	It is agreed by the Parties that the amended Articles of Association of the Target Company shall include, but are not be limited to, the following contents:

(1) Shareholders’ Meeting

None of the following matters shall be implemented unless being passed through a resolution approved by shareholders representing over two-thirds (2/3) (not including) of the voting rights at a Shareholders’ Meeting (which shall also subject to the approval by representative of the Investor): None of the following matters shall be implemented unless being passed through a resolution approved by shareholders representing over two-thirds of the voting rights at a Shareholders’ Meeting and being approved by representative of the Investor:

(I)	Amendment to the Articles of Association of the Target Company;
(II)	Increases and decreases in registered capital of the Target Company, or any other act which will results in dilution or reduction of the Investor’s shareholding in the Company;
(III)	Merger and division of the Target Company;
(IV)	Termination and dissolution of the Target Company;
(V)	Changing in organizational form of the Target Company;
(VI)	Changing in number or personnel of the Board of Directors of the Target Company;
(VII)	Any form of capital reduction, liquidation or any event involving control power change of the Target Company;
(VIII)	Approval of the annual operating budget of the Target Company.

(2) Right to be Informed

The Investor shall have the right to be informed about operation status of the Target Company. For which purpose, the Target Company shall:

(I)	submit the annual statement for the previous financial year to the Investor within one hundred and eighty (180) days after the end of each financial year;
(II)	submit the balance sheets, income statements, statements of financial position and other financial and accounting statements for the current quarter to the Investor within ten (10) days of the end of each quarter;
(III)	The Investor shall be entitled to access the financial information of the Target Company at any time to find out the true usage of its invested fund.

Article	6 Charges

6.1	For the purpose of the Agreement, the relevant taxes and fees arising from the Investment shall be borne by each Party in accordance with the laws.

6.2	If the Investment fails due to the fault of a Party, or if the capital increase cannot be completed due to the unilateral withdrawal from the transaction under the Agreement of a Party without reasonable cause, then the party at fault or the withdrawing party shall be liable for the transaction costs of the other party, including but not limited to the costs of legal documentation, due diligence costs and other costs related to this transaction.

Article 7 Confidentiality

7.1	Confidentiality

7.1.1	All contents described herein are trade secrets and shall not be disclosed by either Party to any third party except as required by law. If a Party is required to disclose the contents or information relating to the Agreement to a third party by laws, it shall consult with the other Party and seek to protect the trade secrets under the Agreement to the maximum extent as far as possible. The Parties:

(1)	shall strictly comply with the confidentiality obligations regarding trade secrets; shall not use the trade secrets information for any purpose other than performing the Agreement;
(2)	shall establish rules and regulations for the observance of the confidentiality obligations under this Article 7 by its own directors, officers and other employees, as well as those of its respective affiliates.

This confidentiality clause shall apply to any and all legal and natural person bound by the Agreement, including but not limited to employees, directors, shareholders, consultants, agents or other representatives of the Parties. The breaching Party shall indemnify the other Parties for all other losses caused by any breach of the confidentiality clauses. With respect to trade secrets, the rights and obligations set forth in this clause and the Agreement shall continue to be effective for five (5) years from the date of termination of the Agreement.

7.1.2	The provisions of Article 7.1.1 above shall not apply to the following information:

(1)	the information that the receiving Party could prove with written record that it has obtained by lawful means before it is disclosed;

(2)	the information that has become public information due the reason and by the manner unrelated with the Receiving Party;

(3)	the information that the receiving Party is required to disclose by the provisions of Chinese laws or by any securities regulatory authority or stock exchange or market; in which case, the receiving Party shall provide the relevant party with the confidential information required to be disclosed to the extent reasonable.

(4)	the information independently acquired by the receiving Party without reference to any confidential information.

Article 8 Force Majeure

8.1	Force Majeure

8.1.1	In the event of Force Majeure, as a result of which the Parties are unable to perform their obligations under the Agreement, the performance of such obligations under the Agreement shall be suspended without penalty, and shall also be automatically extended for a period equal to the period of suspension. The Party claiming to be affected by Force Majeure shall promptly (within a quantifiable period, e.g., within 3 days upon the occurrence of the Force Majeure) notify the other Party in writing, and appropriate and reasonable proofs (which shall be verified or notarized when appropriate) confirming the claim of force majeure shall also be provided. The party claiming to be affected by Force Majeure shall also use all reasonable efforts to avoid the effects of Force Majeure.

8.1.2	In the event of a Force Majeure event, the parties shall immediately consult to find an appropriate solution and shall make all reasonable efforts to mitigate the consequences of such Force Majeure event.

Article 9 Liability for Breach of the Agreement

9.1	In the event of nonperformance or failure to fulfill the Agreement caused by any Party’s breach of its obligations, warranties or undertakings in the Agreement, the breaching Party shall indemnify the other Parties for losses (including reasonable attorney’s fees) thus incurred. In the event of breach of the Agreement by the Parties, each breaching Party shall bear its own liability for breach of the Agreement.

Article 10 Termination and Modification to the Agreement

10.1	The Agreement may be terminated in any of the following circumstances:
(1)	The Agreement is terminated upon written consensus of the Parties.
(2)	The Investor shall be entitled to terminate the Agreement for breach of the representations and warranties by the Target Company, in which case, the Agreement shall be terminated as of the service date of the written termination notice, and the liability for breach will be pursued;
(3)	In the case that the Investor is unable to obtain the equity interests agreed herein due to the Target Company, the Investor shall be entitled to terminate the Agreement, in which case, the Agreement shall be terminated as of the service date of the written termination notice, and the liability for breach will be pursued;
(4)	If the prerequisites agreed in Article 4 of the Agreement are not fully satisfied or waived by the Investor by [December 31, 2020], the Investor shall be entitled to terminate the Agreement by sending written notice to the other Party. However, in cases where some of the prerequisites are still waiting for administrative approval, which caused that such prerequisites are not all met on time, the aforesaid period may be extended accordingly.

10.2. The Agreement may be modified, supplemented or altered upon consensus by the Parties. Modifications, supplementations or alterations shall be made in writing and take effect after being signed and sealed by all Parties. As integral parts of the Agreement, the modifications, supplementations and alterations shall be equally authentic as the Agreement.

Article 11 Dispute Resolution

11.1Any	dispute arising out of the Agreement, including any dispute concerning its existence, validity or termination among the Parties hereto (“disputes”) shall, first of all, be settled in good faith through friendly mutual consultation, and a Party may, at any time, send to the other Parties a written notice of consultation, indicating the nature of a dispute. Any Party may submit the dispute to [Chengdu Arbitration Commission] for arbitration if such dispute is not settled in the aforesaid manner within forty-five days of notice given by such party in accordance with the provisions of this clause. The place of arbitration shall be [Chengdu] and the arbitration shall be conducted in accordance with the arbitration rules then in force.

11.2	The language of arbitration shall be Chinese.

11.3	The arbitration award rendered by the arbitration tribunal is final and shall be binding on the Parties. The Parties hereto agree to be bound by the award and agree to enforce the award accordingly.

11.4	In the course of arbitration, the remaining provisions of the Agreement shall continue to be performed by the Parties except for the disputed part under arbitration and except for the circumstances of termination as agreed herein.

Article 12 Applicable Law

12.1	The conclusion, effectiveness, validity, interpretation, performance and all matters in connection with the Agreement shall be governed by the Chinese laws.

12.2	If the economic interests of a Party are materially and adversely affected by the enactment of new Chinese laws, regulations or provisions, or by the modification, interpretation or implementation manner of the existing Chinese laws, regulations or provisions after the effective date of the Agreement, then the Parties shall promptly consult with each other and make their best endeavors to enforce necessary adjustments which could maintain the economic interests that the Parties could obtained from the Agreement at a level as close as possible to that which would have been obtained if the new laws, regulations or provisions have not been enacted, amended or interpreted or implemented.

12.3	If the Target Company may thereby obtain greater interests than that provided under the Agreement due to the enactment of new Chinese laws, regulations or provisions, or the modification, interpretation or implementation manner of existing Chinese laws, regulations or provisions after the effective date of the Agreement, the Parties shall promptly consult with each other and make their best endeavors to enforce necessary adjustments to enable the Target Company to obtain such increased interests.

Article 13 Supplementary Provisions

13.1	Non-waiver

No failure or delay by any Party in exercising any right, power or privilege under the Agreement or any of its Appendixes shall be deemed a waiver thereof; nor shall any single or partial exercise of such right, power or privilege prejudice any further exercise of such right, power or privilege.

13.2	Service

The written documents given under the Agreement shall be deemed to have been duly served 5 working days after they are sent by each Party to the following address:

Party A: Sichuan Senmiao Zecheng Business Consulting Co., Ltd.

Attention: Hu Xiang

Mobile: 13541066721

Address: No. 1602, 16/F, Building 1, No. 1098 Middle Section of Jiannan Avenue, High-tech Zone, Chengdu, China (Sichuan) Pilot Free Trade Zone

Party B: Hunan Xixingtianxia Technology Co., Ltd.

Address: No. 723, Building 3A, Jinke Times Center, No. 1 Xiangyang Road, Changsha Economic & Technological Development Zone

Party C: Li Xiaoli

Address: Room 1302, Building 10, Canglong Phase II, No. 188 Hongshan Road, Kaifu District, Changsha

Party D: Liu Xiaohong

Address: No. 23 Taikang Road, Pengzhou County-level City, Chengdu, Sichuan Province

13.3	Severability

The invalidity, illegality or non-enforceability of one or more provisions hereof in any respect under any Chinese laws shall not affect or impair the validity, legality or enforceability of any other provisions hereof in any respect.

13.4	Language

The Agreement is written in Chinese and shall be executed in four originals, one for each Party.

13.5	Effectiveness and Entire Agreement

The Agreement shall take effect upon being signed and sealed by all Parties hereto, and any modification to the Agreement shall be invalidated except that it is made in a separate supplementary agreement duly signed by all Parties. As soon as the Agreement comes into effect, the delivered Agreement shall constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and supersede all previous oral or written agreements and memorandums of understanding among the Parties with respect to the same.

13.6	Publicity

The Parties shall ensure that news, announcements, advertisements or other publicity issued in relation to the Target Company and its business shall be truthful and accurate, as well as comply with the provisions of the Agreement regarding confidentiality obligations.

13.7	In case of any inconsistency between the Agreement and the Articles of Association of the Target Company, the Agreement shall prevail.

In witness thereof, each and every Party hereto has caused the Agreement executed by their duly representatives on the date first above written.

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(There is no text on this page, and it’s the signature page of the Investment Agreement of Hunan Xixingtianxia Technology Co., Ltd.)

Party A: Sichuan Senmiao Zecheng Business Consulting Co., Ltd. (seal)

Legal representative (or authorized representative): (seal)

Date: September 11, 2020

Party B: Hunan Xixingtianxia Technology Co., Ltd. (seal)

Legal representative (or authorized representative): (seal)

Date: September 11, 2020

Signature and fingerprint of Party C (or authorized representative): (seal)

Date: September 11, 2020

Signature and fingerprint of Party D (or authorized representative): (seal)

Date: September 11, 2020